EXHIBIT (23)


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Rohm and Haas Company:

    We consent to incorporation by reference in the Prospectuses constituting part of Registration Statements No. 2-90736, No. 33-56842 and No. 333-18879 on Form S-8 and Registration Statement No. 333-14017 on Form S-3 of Rohm and Haas Company of our reports dated February 24, 1997, relating to the consolidated balance sheets of Rohm and Haas Company and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows and the related schedule for each of the years in the three-year period ended December 31, 1996, which reports appear or are incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Rohm and Haas Company and subsidiaries.

                                              /s/ KPMG PEAT MARWICK LLP
                                           --------------------------------
                                                  KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
March 21, 1997


                                  22